Exhibit 31

CERTIFICATION PURSUANT TO

SECTION 302 OF THE SARBANES-OXLEY ACT OF 2002

I, Gary C. Lewis, Chairman of the Board, President, Chief Executive Officer (CEO), Chief or Principal Financial Officer (CFO), and Principal Accounting Officer of UPLIFT NUTRITION, INC. (the "Issuer"), certify that:

1. I have reviewed this Annual Report on Form 10-KSB of the Issuer;

2. Based on my knowledge, this Annual Report on Form 10-KSB does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this Annual Report;

3. Based on my knowledge, the financial statements, and other financial information included in this Annual Report on Form 10-KSB fairly present in all material respects the financial condition, results of operations and cash flows of the Issuer as of, and for, the periods presented in this Annual Report;

4. The registrant’s other certifying officer(s) and I are responsible for establishing and maintaining disclosure controls and procedures (as defined in Exchange Act Rules 13a-15(e) and 15d-15(e)) and internal control over financial reporting (as defined in Exchange Act Rules 13a-15(f) and 15d-15(f)) for the registrant and have:

a) designed such disclosure controls and procedures, or caused such disclosure controls and procedures to be designed under our supervision, to ensure that material information relating to the registrant, including its consolidated subsidiaries, is made known to us by others within those entities, particularly during the period in which this report is being prepared;

b) designed such internal control over financial reporting, or caused such internal control over financial reporting to be designed under our supervision, to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with generally accepted accounting principles;

c) evaluated the effectiveness of the registrant’s disclosure controls and procedures and presented in this report our conclusions about the effectiveness of the disclosure controls and procedures, as of the end of the period covered by this report based on such evaluation; and

d) disclosed in this report any change in the registrant’s internal control over financial reporting that occurred during the registrant’s most recent fiscal quarter (the registrant’s fourth fiscal quarter in the case of an annual report) that has materially affected, or is reasonably likely to materially affect, the registrant’s internal control over financial reporting.

5. As the Issuer's certifying officer, I have disclosed, based on our most recent evaluation, to the Issuer's auditors and the audit committee of Issuer's board of directors (or persons performing the equivalent function):

a) all significant deficiencies in the design or operation of internal controls which could adversely affect the Issuer's ability to record, process, summarize and report financial data and have identified for the Issuer's auditors any material weaknesses in internal controls; and

b) any fraud, whether or not material, that involves management or other employees who have a significant role in the Issuer's internal controls; and

6. As the Issuer's certifying officer, I have indicated in this Annual Report on Form 10-KSB whether or not there were significant changes in internal controls or in other factors that could significantly affect internal controls subsequent to the date of our most recent evaluation, including any corrective actions with regard to significant deficiencies and material weaknesses.

UPLIFT NUTRITION, INC.

Date:	March 31, 2008	By:	/s/ Gary C. Lewis
Gary C. Lewis
Chairman of the Board, President, and Chief Executive Officer (CEO)

Date:	March 31, 2007	By:	/s/ Gary C. Lewis
Gary C. Lewis
Principal Financial Officer (CFO) and Principal Accounting Officer